Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

 As  independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated October 12, 2001 included in Acuity Brands, Inc.'s (previously known as L&C Spinco. Inc.) Form 10 (File No. 001-16583) for the year ended August 31, 2001 and to all references to our firm included in this registration statement.

                                                                                                                                        /s/ Arthur Andersen LLP

Atlanta, Georgia
November 28, 2001